Exhibit 99.1

BriaCell Announces Positive End of Phase II Meeting with the FDA for Bria-IMT™ Combination in Advanced Metastatic Breast Cancer

●	BriaCell has received agreement and positive feedback from its End of Phase II meeting with the FDA for lead clinical candidate, Bria-IMT™ in combination with a checkpoint inhibitor, in advanced metastatic breast cancer.
●	After reviewing BriaCell’s Fast Track designated Phase I/IIa data, the FDA has agreed on the primary end point, the essential elements of the pivotal registration study design, and type of patients to be included.
●	Registration study success could lead to a Biologics License Application (BLA) submission and commercialization approvals for BriaCell’s novel immunotherapy approach.

PHILADELPHIA, PA and VANCOUVER, British Columbia, January 18, 2023— BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company specializing in targeted immunotherapies for cancer, is pleased to announce that it has received agreement and positive feedback from its End of Phase II meeting with the FDA regarding BriaCell’s lead clinical candidate, Bria-IMT™ in combination with a checkpoint inhibitor (under Fast Track designation), in advanced metastatic breast cancer.

BriaCell and the FDA have agreed on the primary end point, the essential elements of the study design, and the type of patients to be enrolled in BriaCell’s upcoming pivotal clinical study. This pivotal registration study will be enrolling advanced metastatic breast cancer patients for whom no approved treatment options exist.

Registration study success could lead to a Biologics License Application (BLA) submission for the approval of the combination regimen for commercialization in advanced metastatic breast cancer.

“The importance of this milestone speaks for itself and is yet another major step towards our goal to become one of the leading immuno-oncology companies,” stated Dr. William V. Williams, BriaCell’s President and CEO. “Jumping directly into a pivotal study shortly after receiving Fast Track status has greatly advanced our lead clinical program timetable with the ultimate goal of commercializing our novel immunotherapy approach for women with no approved treatment options.”

About BriaCell Therapeutics Corp.

BriaCell is an immuno-oncology-focused biotechnology company developing targeted and effective approaches for the management of cancer. More information is available at https://briacell.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Examples of forward-looking statements in this news release include statements that the Company makes regarding to the Company upcoming pivotal clinical study and the potential for the Company to make a Biologics License Application for the approval of the combination regimen. Forward-looking statements are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Media Relations:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com